Finisar Announces Second Fiscal Quarter 2016 Financial Results

SUNNYVALE, CA -- (Marketwired - December 10, 2015) - Finisar Corporation (NASDAQ: FNSR), a global technology leader for subsystems and components for fiber optic communications, today announced financial results for its second quarter of fiscal 2016, ended November 1, 2015.

COMMENTARY

"Revenues for our second fiscal quarter were $321.1 million compared to $314.0 million in the prior quarter; an increase of approximately 2.3%. This increase was primarily driven by growth in 100 gigabit Ethernet transceivers and 10 gigabit tunable transceivers and wavelength selective switches for telecom WDM applications," said Jerry Rawls, Finisar's Chief Executive Officer.

       FINANCIAL HIGHLIGHTS - Second Quarter Ended November 1, 2015

Summary GAAP Results                                Second         First
                                                    Quarter       Quarter
                                                     Ended         Ended
                                                  November 1,    August 2,
                                                     2015          2015
                                                 ------------  ------------
                                                  (in thousands, except per
                                                       share amounts)

Revenues                                         $    321,136  $    314,030
Gross margin                                             27.7%         27.8%
Operating expenses                               $     79,723  $     80,316
Operating income (loss)                          $      9,368  $      7,061
Operating margin                                          2.9%          2.2%
Net income (loss)                                $      6,644  $      3,393
Income per share-basic                           $       0.06  $       0.03
Income per share-diluted                         $       0.06  $       0.03

Basic shares                                          106,635       105,286
Diluted shares                                        107,493       108,107

Summary Non-GAAP Results (a)                        Second         First
                                                    Quarter       Quarter
                                                     Ended         Ended
                                                  November 1,    August 2,
                                                     2015          2015
                                                 ------------  ------------
                                                  (in thousands, except per
                                                       share amounts)

Revenues                                         $    321,136  $    314,030
Gross margin                                             30.0%         30.2%
Operating expenses                               $     68,025  $     68,406
Operating income                                 $     28,274  $     26,511
Operating margin                                          8.8%          8.4%
Net income                                       $     26,857  $     24,532
Income per share-basic                           $       0.25  $       0.23
Income per share-diluted                         $       0.25  $       0.23

Basic shares                                          106,635       105,286
Diluted shares                                        107,493       108,107

_____________

(a) In evaluating the operating performance of Finisar's business, Finisar management utilizes financial measures that exclude certain charges and credits required by U.S. generally accepted accounting principles, or
    GAAP, that are considered by management to be outside Finisar's core operating results. A reconciliation of Finisar's non-GAAP financial measures to the most directly comparable GAAP measures, as well as additional related information, can be found under the heading "Finisar
    Non-GAAP Financial Measures" below.

Financial Statement Highlights for the Second Quarter of Fiscal 2016:

--  Revenues increased to $321.1 million, an increase of $7.1 million, or
    2.3%, from $314.0 million in the preceding quarter.
--  Sales of products for datacom applications increased by $0.5 million, or
    0.2%, compared to the preceding quarter, primarily driven by growth in
    100 gigabit transceivers offset by a decline in 40 gigabit transceivers, after a record quarter for 40 gigabit transceivers in the preceding quarter.
--  Sales of products for telecom applications increased by $6.6 million, or
    8.2%, compared to the preceding quarter, primarily driven by growth in
    10 gigabit tunable transceivers and wavelength selective switches.
--  GAAP gross margin was 27.7% compared to 27.8% in the preceding quarter.
--  Non-GAAP gross margin was 30.0% compared to 30.2% in the prior quarter.
--  GAAP operating expenses were $79.7 million compared to $80.3 million in the prior quarter.
--  Non-GAAP operating expenses were $68.0 million, or 21.2% of revenues compared to $68.4 million, or 21.8% of revenues, in the prior quarter.
--  GAAP operating income increased by $2.3 million, to $9.4 million or 2.9%
    of revenues, compared to $7.1 million or 2.2% of revenues in the preceding quarter, primarily due to the higher revenue level.
--  Non-GAAP operating income increased by $1.8 million to $28.2 million, or
    8.8% of revenues, compared to $26.5 million, or 8.4% of revenues, in the preceding quarter.
--  Cash, cash equivalents and short term investments increased $25.1 million to $520.8 million at the end of the second quarter, compared to
    $495.7 million at the end of the preceding quarter.

OUTLOOK

The Company indicated that for the third quarter of fiscal 2016 it currently expects revenues in the range of $300 to $320 million, non-GAAP gross margin of approximately 30%, non-GAAP operating margin of approximately 7.5% to 8.5%, and non-GAAP earnings per diluted share in the range of approximately $0.19 to $0.25.

CONFERENCE CALL

Finisar will discuss its financial results for the second quarter and current business outlook during its regular quarterly conference call scheduled for Thursday, December 10, 2015, at 2:00 pm PT (5:00 pm ET). To listen to the call you may connect through the Finisar investor relations page at http://investor.finisar.com/ or dial 800-500-0177 (domestic) or +1.719.457.2602 (international) and enter conference ID 1806814.

An audio replay will be available for two weeks following the call by dialing 1-888-203-1112 (domestic) or +1-719-457-0820 and then following the prompts: enter conference ID 1806814 and provide your name, affiliation, and contact number. A replay of the webcast will be available shortly after the conclusion of the call on the Company's website until the next regularly scheduled earnings conference call.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statement concerning Finisar's expected financial performance. These statements are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on our current expectations, estimates, assumptions and projections about our business and industry, and the markets and customers we serve, and they are subject to numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Finisar assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those projected. Examples of such risks include those associated with: the uncertainty of customer demand for Finisar's products; the rapidly evolving markets for Finisar's products and uncertainty regarding the development of these markets; Finisar's historical dependence on sales to a limited number of customers and fluctuations in the mix of products and customers in any period; ongoing new product development and introduction of new and enhanced products; the challenges of rapid growth followed by periods of contraction; and intensive competition. Further information regarding these and other risks relating to Finisar's business is set forth in Finisar's annual report on Form 10-K (filed June 19, 2015) and quarterly SEC filings.

ABOUT FINISAR

Finisar Corporation (NASDAQ: FNSR) is a global technology leader for fiber optic subsystems and components that enable high-speed voice, video and data communications for telecommunications, networking, storage, wireless, and cable TV applications. For 25 years, Finisar has provided critical optics technologies to system manufacturers to meet the increasing demands for network bandwidth. Finisar is headquartered in Sunnyvale, California, USA with R&D, manufacturing sites, and sales offices worldwide. For additional information, visit www.finisar.com.

FINISAR FINANCIAL STATEMENTS The following financial tables are presented in accordance with GAAP.

                            Finisar Corporation
                   Consolidated Statements of Operations
             (Unaudited, in thousands, except per share data)

                                                                     Three
                                                                    Months
                           Three Months Ended   Six Months Ended    Ended
                           ------------------  ------------------  --------
                            Nov 01,   October   Nov 01,   October   Aug 02,
                             2015    26, 2014    2015    26, 2014    2015
                           --------  --------  --------  --------  --------
Revenues                   $321,136  $296,981  $635,166  $624,619  $314,030
Cost of revenues            230,610   210,625   454,757   438,010   224,147
Impairment of long-lived
 assets                           -         -     1,071         -     1,071
Amortization of acquired
 developed technology         1,435     1,435     2,870     2,869     1,435
                           --------  --------  --------  --------  --------
Gross profit                 89,091    84,921   176,468   183,740    87,377
Gross margin                   27.7%     28.6%     27.8%     29.4%     27.8%
Operating expenses:
  Research and development   50,972    51,184   103,380   102,190    52,408
  Sales and marketing        11,897    11,487    23,099    23,452    11,202
  General and
   administrative            16,186    28,772    31,394    43,491    15,208
  Impairment of long-lived
   assets                         -         -       830         -       830
  Amortization of purchased
   intangibles                  668       737     1,336     1,498       668
                           --------  --------  --------  --------  --------
    Total operating
     expenses                79,723    92,180   160,039   170,631    80,316
                           --------  --------  --------  --------  --------
Income (loss) from
 operations                   9,368    (7,259)   16,429    13,109     7,061
Interest income                 469       342       834       954       365
Interest expense             (2,917)   (2,867)   (5,800)   (6,001)   (2,883)
Other income (expenses),
 net                            445        33     1,326    (1,993)      881
                           --------  --------  --------  --------  --------
Income (loss) before income
 taxes                        7,365    (9,751)   12,789     6,069     5,424
Provision for income taxes      721     1,610     2,752     3,187     2,031
                           --------  --------  --------  --------  --------
Net income (loss)          $  6,644  $(11,361) $ 10,037  $  2,882  $  3,393
                           ========  ========  ========  ========  ========

Net income (loss) per share
 attributable to Finisar
 Corporation common
 stockholders:

  Basic                    $   0.06  $  (0.11) $   0.09  $   0.03  $   0.03
  Diluted                  $   0.06  $  (0.11) $   0.09  $   0.03  $   0.03

Shares used in computing
 net income per share -
 basic                      106,635    99,621   105,961    98,931   105,286
Shares used in computing
 net income per share -
 diluted                    107,493    99,621   108,238   102,390   108,107

                            Finisar Corporation
                        Consolidated Balance Sheets
                              (in thousands)

                                        Nov 01,      Aug 02,      May 03,
                                          2015         2015         2015
                                      -----------  -----------  -----------
                                      (Unaudited)  (Unaudited)
                ASSETS
Current assets:
  Cash and cash equivalents           $   258,270  $   232,997  $   197,443
  Short-term held-to-maturity
   investments                            262,500      262,695      292,748
  Accounts receivable, net                230,065      234,798      213,234
  Accounts receivable, other               39,982       40,807       40,650
  Inventories                             264,706      282,093      283,670
  Prepaid expenses and other assets        20,538       22,649       36,518
                                      -----------  -----------  -----------
    Total current assets                1,076,061    1,076,039    1,064,263
Property, equipment and improvements,
 net                                      344,695      322,043      315,777
Purchased intangible assets, net           22,983       25,086       27,188
Goodwill                                  106,735      106,735      106,735
Minority investments                        3,647        2,997        2,847
Other assets                               23,133       34,960       35,072
                                      -----------  -----------  -----------
    Total assets                      $ 1,577,254  $ 1,567,860  $ 1,551,882
                                      ===========  ===========  ===========

 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                    $   133,220  $   139,600  $   131,510
  Accrued compensation                     31,680       26,392       24,918
  Other accrued liabilities                43,301       39,753       39,238
  Deferred revenue                         12,438       11,480        9,850
                                      -----------  -----------  -----------
    Total current liabilities             220,639      217,225      205,516
Long-term liabilities:
  Convertible notes, net of current
   portion                                226,151      223,760      221,406
  Other non-current liabilities            23,195       21,545       21,167
                                      -----------  -----------  -----------
    Total liabilities                     469,985      462,530      448,089
Stockholders' equity:
  Common stock                                107          107          104
  Additional paid-in capital            2,577,246    2,564,506    2,551,114
  Accumulated other comprehensive
   income (loss)                          (31,835)     (14,390)         861
  Accumulated deficit                  (1,438,249)  (1,444,893)  (1,448,286)
                                      -----------  -----------  -----------
    Total stockholders' equity          1,107,269    1,105,330    1,103,793
                                      -----------  -----------  -----------
Total liabilities and stockholders'
 equity                               $ 1,577,254  $ 1,567,860  $ 1,551,882
                                      ===========  ===========  ===========

Note - Balance sheet amounts as of May 3, 2015 ae derived from the auditd consolidated financial statements as of the date.

FINISAR NON-GAAP FINANCIAL MEASURES

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles, or GAAP, Finisar provides the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission: non-GAAP gross profit, non-GAAP operating income, non-GAAP income, non-GAAP income per share, and Non-GAAP EBITDA. These non-GAAP financial measures are supplemental information regarding the Company's operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or which occur relatively infrequently and which management considers to be outside our core operating results. Management believes that tracking non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income and non-GAAP net income per share provides management and the investment community with valuable insight into our current operations, our ability to generate cash and the underlying business trends which are affecting our performance. These non-GAAP measures are used by both management and our Board of Directors, along with the comparable GAAP information, in evaluating our current performance and planning our future business activities. In particular, management finds it useful to exclude non-cash charges in order to better correlate our operating activities with our ability to generate cash from operations and to exclude certain cash charges as a means of more accurately predicting our liquidity requirements. We believe that these non-GAAP measures, when used in conjunction with our GAAP financial information, also allow investors to better evaluate our financial performance in comparison to other periods and to other companies in our industry.

In calculating non-GAAP gross profit in this release, we have excluded the following items from cost of revenues in applicable periods in this release:

--  Changes in excess and obsolete inventory reserve (predominantly non-cash charges or non-cash benefits);
--  Amortization of acquired technology (non-cash charges related to technology obtained in acquisitions);
--  Duplicate facilities costs during facilities move (non-recurring cash charges)
--  Stock-based compensation expense (non-cash charges);
--  Impairment of long-lived assets (non-recurring non-cash charges);
--  Reduction in force costs (non-recurring cash charges); and
--  Acquisition related retention payments (non-recurring cash charges).

In calculating non-GAAP operating income in this release, we have excluded the same items to the extent they are classified as operating expenses, and have also excluded the following items in applicable periods in this release:

--  Gain or loss on litigation settlements and resolutions and related costs
    (non-recurring cash charges or benefits);
--  Employee and employer tax liabilities related to the 2006 special investigation into our historical stock option granting practices (non-
    recurring cash charges);
--  Acquisition related costs (non-recurring cash charges);
--  Amortization of purchased intangibles (non-cash charges); and
--  Impairment of long-lived assets (non-recurring non-cash charges).

In calculating non-GAAP income and non-GAAP income per share in this release, we have also excluded the following items in applicable periods in this release:

--  Imputed interest expenses on convertible debt (non-cash charges);
--  Imputed interest related to restructuring (non-cash charges);
--  Gains and losses on sales of assets (non-recurring and/or non-cash losses and cash gains related to the periodic disposal of assets no longer required for current activities);
--  Other miscellaneous expenses (income) (non-recurring charges or benefits);
--  Dollar denominated foreign exchange transaction losses (gains) (non-cash charges or benefits);
--  Amortization of debt issuance costs (non-cash charges); and
--  Differences between cash payable for income taxes and the provision for income taxes in accordance with GAAP, less discrete items.

A reconciliation of this non-GAAP financial information to the corresponding GAAP information is set forth below:

                            Finisar Corporation
      Reconciliation of Results of Operations under GAAP and non-GAAP
              (Unaudited, in thousands, except per share data)

                                                                     Three
                                                                    Months
                           Three Months Ended   Six Months Ended     Ended
                           ------------------  ------------------  --------
                            Nov 01,   October   Nov 01,   October   Aug 02,
                             2015    26, 2014    2015    26, 2014    2015
                           --------  --------  --------  --------  --------
GAAP to non-GAAP
 reconciliation of gross
 profit:
Gross profit - GAAP        $ 89,091  $ 84,921  $176,468  $183,740  $ 87,377
Gross margin - GAAP            27.7%     28.6%     27.8%     29.4%     27.8%
Adjustments:
Cost of revenues
  Change in excess and
   obsolete inventory
   valuation adjustments      2,402     2,048     3,832     3,769     1,430
  Amortization of acquired
   technology                 1,435     1,435     2,870     2,869     1,435
  Duplicate facility costs
   during facility move           4       766        86       766        82
  Stock compensation          2,922     2,588     5,614     4,864     2,692
  Impairment of long-lived
   assets                         -       124     1,282       124     1,282
  Reduction in force costs      417       319       971       794       554
  Acquisition related
   retention payment             28        89        93       207        65
                           --------  --------  --------  --------  --------
    Total cost of revenue
     adjustments              7,208     7,369    14,748    13,393     7,540
                           --------  --------  --------  --------  --------
Gross profit - non-GAAP      96,299    92,290   191,216   197,133    94,917
                           --------  --------  --------  --------  --------
Gross margin - non-GAAP        30.0%     31.1%     30.1%     31.6%     30.2%

GAAP to non-GAAP
 reconciliation of
 operating income:
Operating income (loss) -
 GAAP                         9,368    (7,259)   16,429    13,109     7,061
Operating margin - GAAP         2.9%     -2.4%      2.6%      2.1%      2.2%
Adjustments:
Total cost of revenue
 adjustments                  7,208     7,369    14,748    13,393     7,540
Research and development
  Reduction in force costs        -       353       288       685       288
  Duplicate facility costs
   during facility move          49       767       270       767       221
  Acquisition related
   retention payment             67       166       158       359        91
  Stock compensation          4,970     4,727     9,808     9,163     4,838
  Impairment of long-lived
   assets                         -         -       287         -       287
Sales and marketing
  Reduction in force costs      117         -       180         -        63
  Acquisition related
   retention payment              3         9        13        29        10
  Stock compensation          1,718     1,625     3,425     3,154     1,707
General and administrative
  Reduction in force costs      963        59     1,315        54       352
  Duplicate facility costs        8       116        17       116         9
  Acquisition related
   retention payment              -       (55)       (5)      (39)       (5)
  Stock compensation          2,757     2,617     5,517     5,429     2,760
  Payroll taxes related to
   options investigation          -        17         -        17         -
  Acquisition related costs     378         8       396       238        18
  Litigation settlements
   and resolutions and
   related costs                  -    13,728        16    12,416        16
Amortization of purchased
 intangibles                    668       737     1,336     1,498       668
Impairment of long-lived
 assets                           -         -       587         -       587
                           --------  --------  --------  --------  --------
    Total cost of revenue
     and operating expense
     adjustments             18,906    32,243    38,356    47,279    19,450
                           --------  --------  --------  --------  --------
Operating income - non-GAAP  28,274    24,984    54,785    60,388    26,511
                           --------  --------  --------  --------  --------
Operating margin - non-GAAP     8.8%      8.4%      8.6%      9.7%      8.4%

GAAP to non-GAAP
 reconciliation of income
 attributable to Finisar
 Corporation:
Net income (loss)
 attributable to Finisar
 Corporation - GAAP           6,644   (11,361)   10,037     2,882     3,393
Adjustments:
Total cost of revenue and
 operating expense
 adjustments                 18,906    32,243    38,356    47,279    19,450
Non-cash imputed interest
 expenses on convertible
 debt                         2,391     2,279     4,745     4,522     2,354
Imputed interest related to
 restructuring                   44        50        89       101        45
Other (income) expense, net
  Loss (gain) on sale of
   assets                        85       (27)     (100)      211      (185)
  Other miscellaneous
   income                      (120)      (10)     (137)      (11)      (17)
  Foreign exchange
   transaction (gain) or
   loss                          51       327      (642)    2,318      (693)
  Amortization of debt
   issuance cost                154       154       308       308       154
Provision for income taxes
  Income tax provision
   adjustments               (1,298)     (190)   (1,267)     (813)       31
Total adjustments            20,213    34,826    41,352    53,915    21,139
                           --------  --------  --------  --------  --------
Net income attributable to
 Finisar Corporation - non-
 GAAP                      $ 26,857  $ 23,465  $ 51,389  $ 56,797  $ 24,532
                           ========  ========  ========  ========  ========

Non-GAAP income
 attributable to Finisar
 Corporation               $ 26,857  $ 23,465  $ 51,389  $ 56,797  $ 24,532
Add: interest expense for
 dilutive convertible notes       -       533         -     1,072         -
                           --------  --------  --------  --------  --------
Adjusted non-GAAP income
 attributable to Finisar
 Corporation               $ 26,857  $ 23,998  $ 51,389  $ 57,869  $ 24,532
                           ========  ========  ========  ========  ========

Non-GAAP income per share
 attributable to Finisar
 Corporation common
 stockholders
  Basic                    $   0.25  $   0.24  $   0.48  $   0.57  $   0.23
  Diluted                  $   0.25  $   0.23  $   0.47  $   0.55  $   0.23
Shares used in computing
 non-GAAP income per share
 attributable to Finisar
 Corporation common
 stockholders
  Basic                     106,635    99,621   105,961    98,931   105,286
  Diluted                   107,493   105,340   108,238   106,133   108,107

Non-GAAP EBITDA
Non-GAAP income
 attributable to Finisar
 Corporation                 26,857    23,465    51,389    56,797    24,532
Depreciation expense         20,989    20,915    42,354    40,563    21,365
Amortization                      -        33         -        72         -
Interest expense               (141)      196      (176)      424       (35)
Income tax expense            2,019     1,800     4,019     4,000     2,000
                           --------  --------  --------  --------  --------
Non-GAAP EBITDA            $ 49,724  $ 46,409  $ 97,586  $101,856  $ 47,862
                           ========  ========  ========  ========  ========

Finisar-F

Investor Contact:
Kurt Adzema
Chief Financial Officer
408-542-5050
Investor.relations@finisar.com

Press contact:
Victoria McDonald
Director, Corporate Communications
408-542-4261